===============================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-12


                          SIMON PROPERTY GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

SIMON
simply the best shopping there is

JOINT PROXY STATEMENT
April 5, 2000

                          Simon Property Group, Inc.
                          115 West Washington Street
                          Indianapolis, Indiana 46204

                ----------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                ----------------------------------------------

TIME

   10:00 a.m. on Wednesday, May 10, 2000

PLACE

   Embassy Suites Hotel
   110 West Washington Street
   Indianapolis, Indiana

ITEMS OF BUSINESS

  (1) To elect a total of thirteen (13) directors (seven (7) to be elected by the holders of all classes of voting securities, four (4) to be elected by the holders of Class B Common Stock and two (2) to be elected by the holders of Class C Common Stock) each to serve until the next annual meeting of stockholders.

  (2) To ratify the appointment of Arthur Andersen LLP as independent accountants for 2000.

  (3) To transact such other business as may properly come before the meeting.

RECORD DATE

   You can vote if you are a stockholder of record on March 17, 2000.

ANNUAL REPORT

   Our 1999 Annual Report, which is not part of the proxy soliciting material, is enclosed.

PROXY VOTING

   We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of these ways:

  (1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card (this is a free call in the U.S.);

  (2) VISIT THE WEB SITE noted on your proxy card to vote via the Internet;
      OR

  (3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the envelope provided, which requires no additional postage if mailed in the United States. Your vote is important, regardless of the number of shares you own.

   Any proxy may be revoked at any time prior to its exercise at the meeting.

                                          By order of the Board of Directors
                                           of Simon Property Group, Inc.


                                          [SIG LOGO FOR BARKLEY]
                                          James M. Barkley
                                          Secretary

April 5, 2000

                         SPG Realty Consultants, Inc.
                          115 West Washington Street
                          Indianapolis, Indiana 46204

                ----------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                ----------------------------------------------

TIME

   10:00 a.m. on Wednesday, May 10, 2000

PLACE

   Embassy Suites Hotel
   110 West Washington Street
   Indianapolis, Indiana

ITEMS OF BUSINESS

  (1) To elect thirteen (13) directors, each to serve until the next annual meeting of stockholders.

  (2) To ratify the appointment of Arthur Andersen LLP as independent accountants for 2000.

  (3) To transact such other business as may properly come before the meeting.

RECORD DATE

   You can vote if you are a holder of beneficial interest of record on March 17, 2000.

ANNUAL REPORT

   Our 1999 Annual Report, which is not part of the proxy soliciting material, is enclosed.

PROXY VOTING

   We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of these ways:

  (1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card (this is a free call in the U.S.);

  (2) VISIT THE WEB SITE noted on your proxy card to vote via the Internet;
      OR

  (3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the envelope provided, which requires no additional postage if mailed in the United States. Your vote is important, regardless of the number of shares you own.

   Any proxy may be revoked at any time prior to its exercise at the meeting.

                                          By order of the Board of Directors
                                           of SPG Realty Consultants, Inc.


                                          [SIG LOGO FOR BARKLEY]
                                          James M. Barkley
                                          Secretary

April 5, 2000

                          Simon Property Group, Inc.
                         SPG Realty Consultants, Inc.
                          115 West Washington Street
                          Indianapolis, Indiana 46204

                             JOINT PROXY STATEMENT

   This Joint Proxy Statement is being furnished to stockholders of Simon Property Group, Inc., a Delaware corporation ("SPG"), and the holders of beneficial interests of the outstanding stock of SPG Realty Consultants, Inc., a Delaware corporation ("SRC" and together with SPG, the "Companies," "we," or "us"), in connection with the solicitation of proxies by SPG's Board of Directors (the "SPG Board") and SRC's Board of Directors (the "SRC Board" and together with the SPG Board, the "Boards of Directors" or the "Boards") for use at SPG's 2000 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the "SPG Meeting") and SRC's 2000 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the "SRC Meeting" and together with the SPG Meeting, the "Meetings").

   We are the successors to Simon DeBartolo Group, Inc. ("SDG"), Corporate Property Investors, Inc. ("CPI") and Corporate Realty Consultants, Inc. ("CRC") which combined their operations effective as of the close of business on September 24, 1998 (the "CPI Merger").

   You are invited to attend the Meetings on May 10, 2000, beginning at 10:00 a.m. Indianapolis time. The Meetings will be held in the Embassy Suites Hotel, 110 West Washington Street, Indianapolis, Indiana. Stockholders will be admitted beginning at 9:00 a.m.

   The Embassy Suites Hotel is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Sign interpretation will also be offered upon request. Please call us at least five
(5) days in advance at 317-685-7330 if you require either of these services or other special accommodations.

   Each share of SPG's Common Stock, par value $.0001 per share ("SPG Common"); Class B Common Stock, par value $.0001 per share ("SPG Class B Common"); Class C Common Stock, par value $.0001 per share ("SPG Class C Common"); and Series A Convertible Preferred Stock, par value $.0001 per share ("SPG Series A Preferred" and together with the SPG Common, SPG Class B Common and SPG Class C Common, the "SPG Voting Stock") is paired with a beneficial interest in shares of Common Stock, par value $.0001 per share, of SRC ("SRC Shares") in units consisting of one share of SPG Voting Stock and a beneficial interest in one-one hundredth (1/100th) of an SRC Share (a "Paired Share"). The SRC Shares are held by trusts (the "Trusts") for the benefit of the holders of SPG Voting Stock. Beneficial interests in the SRC Shares are not transferable separately but only by and as part of a transfer of shares of SPG Voting Stock.

   This Joint Proxy Statement, form of proxy and voting instructions are being mailed starting April 5, 2000.

Voting Securities

   SPG. Holders of record of SPG Voting Stock at the close of business on March 17, 2000 are entitled to receive this notice and to vote their shares at the SPG Meeting. On that date, there were outstanding 169,998,168 shares of SPG Common, 3,200,000 shares of SPG Class B Common, 4,000 shares of SPG Class C Common and 53,271 shares of SPG Series A Preferred. For purposes of voting at the SPG Meeting, holders of SPG Series A Preferred are entitled to a number of votes equal to the number of shares of SPG Common into which their shares would be convertible, or 2,024,051. As a result, a total of 175,226,219 shares are entitled to vote (the "Voting Shares") at the SPG Meeting. The presence at the SPG Meeting in person or by proxy of a majority of all the votes entitled to be cast at the SPG Meeting, or 87,613,110 Voting Shares, will constitute a quorum for the transaction of business.

   All of the SPG Class B Common is owned by Melvin Simon, Herbert Simon and David Simon, all of whom are our executive officers, as voting trustees. All of the SPG Class C Common is owned by The Edward J. DeBartolo Corporation ("EJDC"). The SPG Board is not soliciting proxies in respect of the SPG Class B Common or the SPG Class C Common, although the SPG Board expects those shares will be represented at the SPG Meeting.

   Holders of the SPG Class B Common have informed SPG that they intend to cause all such shares to be voted in favor of the seven nominees for Independent Director (as defined in the Companies' Charters) and the four nominees for Class B Director named below. Holders of the SPG Class C Common have informed SPG that they intend to cause all such shares to be voted in favor of the seven nominees for Independent Director and the two nominees for Class C Director.

   SRC. Holders of beneficial interests of record in SRC Shares at the close of business on March 17, 2000 are entitled to receive this notice and to vote at the SRC Meeting. On that date, there were outstanding 1,752,262.19 SRC Shares which are held by the Trusts for the benefit of SPG's stockholders and are entitled to vote at the SRC Meeting. The presence at the SRC Meeting in person or by proxy of a majority of all of the votes entitled to be cast at the SRC Meeting, or beneficial interests in 876,131.10 SRC Shares, will constitute a quorum for the transaction of business.

   As to the election of the SRC Board, SPG will instruct the trustees of the Trusts how to vote the SRC Shares they hold, and the trustees are obligated to vote as instructed, so that each director of SRC is also a director of SPG. As to all other matters, the trustees will vote in accordance with the vote of the holders of beneficial interests in SRC Shares.

Required Vote

   All shares entitled to vote at the Meetings are entitled to one vote per share, except for shares of Series A Preferred, which are entitled to vote on an as-converted basis as described above. A plurality of the votes cast is required to elect directors. On all other proposals, the proposal will be approved if the number of votes cast in favor exceed the number of votes cast against. Abstentions and broker "non-votes" will be treated as shares not voted and will have no effect on the voting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proxies

   Your vote is important. You may vote your proxy by telephone, Internet or mail. A toll-free telephone number and web site address are included on your proxy card. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the envelope provided, which requires no additional postage if mailed in the United States. All shares that have been properly voted and not revoked will be voted at the Meetings. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Boards of Directors.

   You may revoke your proxy at any time before it is exercised by:

  . giving written notice to the Secretary of the Companies at 115 West
    Washington Street, Indianapolis, Indiana 46204,

  . executing and delivering a later-dated proxy or

  . attending and voting by ballot at the Meetings.

   You may save us the expense of a second mailing by voting promptly.

   Voting now will not limit your right to vote at the Meetings if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meetings.

Voting on Other Matters

   We know of no other business to be transacted at the Meetings, but if other matters requiring a vote do arise, the persons named in the proxy will have the discretion to vote on those matters for you.

Costs of Proxy Solicitation

   We will pay the cost of preparing, assembling, and mailing the proxy material. We expect to solicit proxies primarily by mail, but our employees or other representatives may also solicit proxies without additional compensation. We will also request banks, brokers and other holders of record to send the proxy material to, and obtain proxies from, beneficial owners, and will reimburse them for their reasonable expenses in doing so. In addition, we have hired Beacon Hill Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies. We will pay Beacon Hill Partners, Inc. a fee of $5,000 for its services. The telephone number of Beacon Hill Partners, Inc. is
(212) 843-8500.

List of Stockholders

   A list of stockholders entitled to vote at the Meetings will be available at the Meetings and for ten days prior to the Meetings, between the hours of 8:45 a.m. and 4:30 p.m., at our offices at 115 West Washington Street, Indianapolis, Indiana, by contacting the Secretary of the Companies.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires SPG's directors, executive officers and beneficial owners of more than 10% of the capital stock of SPG to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Based solely on our review of the copies of those forms received by us, and/or written representations from certain reporting persons, we believe that, during the year ended December 31, 1999, our directors, executive officers and beneficial owners of more than 10% of SPG's capital stock have complied with all filing requirements applicable to them, except that we have determined that Melvin Simon & Associates, Inc. ("MSA"), an entity owned by Melvin Simon and Herbert Simon, should have reported its ownership of more than 10% of the outstanding Paired Shares on September 24, 1998, the date of the CPI Merger, and any subsequent reportable changes in ownership. MSA's ownership and subsequent changes in ownership were timely reported on reports filed by Melvin Simon and Herbert Simon, but MSA filed a late Form 3 and a late Form 5 reporting its direct ownership and changes.

Incorporation by Reference

   To the extent this Joint Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Joint Proxy Statement entitled "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" and "PERFORMANCE GRAPH" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                        Board and Committee Membership

   Our business, property and affairs are managed under the direction of our Boards of Directors. Members of our Boards of Directors are kept informed of our business through discussions with our Co-Chairmen and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and properties, and by participating in meetings of the Boards and their committees.

   During 1999, the Boards of Directors met six times and had four standing committees. Those committees consisted of a Compensation Committee, an Audit Committee, an Executive Committee and a Nominating Committee. Other than Birch Bayh and Pieter van den Berg, all directors participated in 75% or more of the meetings of the Boards and each committee on which they served.

   The table below provides membership and meeting information for each of the committees.

                  Name                   Compensation Audit Executive Nominating
                  ----                   ------------ ----- --------- ----------
Robert E. Angelica......................       X
Birch Bayh..............................       X                           X
Hans C. Mautner.........................                         X
G. William Miller.......................                 X                 X
David Simon.............................                         X         X
Herbert Simon...........................       X                 X         X
Melvin Simon............................                         X
J. Albert Smith, Jr.....................                X*
Richard S. Sokolov......................                         X
Fredrick W. Petri.......................       X         X
Pieter S. van den Berg..................
Philip J. Ward..........................      X*
M. Denise DeBartolo York................                                   X
1999 Meetings...........................       2         2       2         1

--------
* Chair

The Compensation Committee

   The Compensation Committee sets remuneration levels for our officers, reviews significant employee benefit programs and establishes, as it deems appropriate, and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. Our By-Laws require that
(1) the Compensation Committee have at least one member elected by the SPG Class B common and at least one member elected by the SPG Class C Common, and
(2) a majority of the Compensation Committee be composed of Independent
Directors.

The Audit Committee

   The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope of the audit engagement, reviews the independent public accountants' letter of comments and management's responses thereto, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, reviews any major accounting changes made or contemplated, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Our By-Laws require that the entire Audit Committee be composed of Independent Directors.

The Executive Committee

   The Executive Committee approves the acquisition and disposition of real property, authorizes the execution of certain contracts and agreements, including those related to the borrowing of money by the Companies, and generally exercises all other powers of the Boards of Directors between meetings of the Boards, except in cases where action of the entire Boards is required and except where action by Independent Directors is required by our conflict of interest policies.

The Nominating Committee

   The Nominating Committee nominates persons to serve as directors who are elected by the holders of Paired Shares. In considering persons to nominate, the Nominating Committee will consider persons recommended by stockholders. Our By-Laws require that the Nominating Committee have five members, with two members elected by the SPG Class B Common and one member elected by the SPG Class C Common.

   At the meetings of directors to be held following the Meetings, the Boards will reappoint members of the Boards to the four standing committees.

                           Compensation of Directors

                                                        Board  Committee
                                               Annual  Meeting  Meeting
                  Director                    Retainer  Fees     Fees     Total
                  --------                    -------- ------- --------- -------
Robert E. Angelica*.......................... $20,000  $6,000   $2,000   $28,000
Birch Bayh...................................  20,000   4,000    2,000    26,000
Hans C. Mautner..............................      --      --       --        --
G. William Miller............................  20,000   6,000    1,000    27,000
David Simon..................................      --      --       --        --
Herbert Simon................................      --      --       --        --
Melvin Simon.................................      --      --       --        --
J. Albert Smith, Jr..........................  20,000   6,000    1,000    27,000
Richard S. Sokolov...........................      --      --       --        --
Fredrick W. Petri............................  20,000   5,000    3,000    28,000
Pieter S. van den Berg*......................  20,000   4,000       --    24,000
Philip J. Ward...............................  20,000   6,000    2,000    28,000
M. Denise DeBartolo York.....................  20,000   6,000       --    26,000

--------
* Robert E. Angelica has assigned his director compensation (including the value of director options) to Telephone Real Estate Equity Trust ("TREET"). Pieter van den Berg has assigned his director compensation (including the value of director options) to PGGM, a Dutch pension fund.

   We pay directors who are not our employees or employees of our affiliates annual compensation of $20,000 plus $1,000 for attendance (in person or by telephone) at each meeting of the Boards or their committees. Joint meetings of the SPG Board and the SRC Board are considered one meeting and joint meetings of the respective standing committees of the Boards are considered one meeting of each standing committee. Committee members do not receive compensation for committee meetings held on the same day as regularly scheduled Board meetings. We do not pay directors who are our employees or employees of our affiliates any compensation for their services as directors.

   All directors are reimbursed for their expenses incurred in attending directors' meetings. Directors of SPG who are not our employees or employees of our affiliates are automatically granted each year options to purchase 3,000 shares of SPG Common Stock multiplied by the number of calendar years that have elapsed since that person's last election to the SPG Board. In addition, directors of SPG are eligible to be granted discretionary awards under and to participate in SPG's incentive stock option plan, as described below under "EXECUTIVE COMPENSATION--Option Plans."

                         ITEM 1--ELECTION OF DIRECTORS

   SPG. Under the SPG Charter, the holders of Voting Shares are to elect seven directors, the holders of SPG Class B Common are to elect four directors and the holders of SPG Class C Common are to elect two directors. Each director will serve until the 2001 annual meeting of stockholders and until his or her successor has been elected.

   The shares of SPG Class B Common are held until December 20, 2003, by a voting trust that is obligated to elect Melvin Simon, Herbert Simon and David Simon as directors of SPG and SRC.

   Our employment agreements with Hans C. Mautner and Richard S. Sokolov contemplate that each of them will be elected to the SPG Board of Directors.

   SRC. Under the SRC Charter, the holders of SRC Shares are to elect thirteen directors. Each director will serve until the 2001 annual meeting of stockholders and until his or her successor has been elected.

   The trustees of the Trusts are obligated to vote the SRC Shares held by them as instructed by SPG so that each member of the Board of Directors of SRC is also a director of SPG.

   The persons named in the enclosed proxy intend to vote the proxy for the election of each of the nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees.

   The Boards of Directors unanimously recommend that stockholders vote FOR the election of the nominees named below.

   We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Boards of Directors choose to reduce the number of directors serving on the Boards.

   The names, principal occupations and certain other information about the nominees for director are set forth on the following pages.

Security Ownership of Directors and Officers

   As of March 17, 2000, the nominees and the named executive officers of the
Companies:

  . owned beneficially the number and percentage of Paired Shares indicated;
    and

  . owned beneficially the indicated number and percentage of units of limited partnership interest ("Units") which are exchangeable for Paired Shares.

   Unless otherwise indicated in the footnotes, Paired Shares or Units are owned directly, and the indicated person has sole voting and investment power.

        NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES

                                                                Number of Paired Shares
                                      Position, Principal      (1)(2)(3) and Units, and
                                     Occupation, Business      Percent of Paired Shares
      Name and Age as of the            Experience and             (4) and Units (5)
     May 10, 2000 Meeting Date           Directorships            Beneficially Owned
     -------------------------     ------------------------   ---------------------------
 Robert E. Angelica..........   53 Chairman and Chief                Paired Shares: 3,000
                                   Executive Officer of the   Percent of Paired Shares: *
                                   AT&T Investment                               Units: 0
                                   Management Corporation,           Percent of Units: --
                                   a position assumed
                                   during 1999. Mr.
                                   Angelica began his
                                   career at AT&T in 1978.
                                   A director of the
                                   Batterymarch Global
                                   Emerging Markets Fund
                                   and The India Magnum
                                   Fund, Ltd. Our director
                                   since 1998 and prior to
                                   that a director of CPI
                                   since 1997. Member of
                                   our Compensation
                                   Committee.
 Birch Bayh..................   72 Senior partner in the            Paired Shares: 16,000
                                   Washington, D.C. law       Percent of Paired Shares: *
                                   firm of Oppenheimer,                          Units: 0
                                   Wolff, Donnelly & Bayh            Percent of Units: --
                                   LLP (formerly Bayh,
                                   Connaughton, & Malone,
                                   P.C.)
                                   for more than five
                                   years. Mr. Bayh served
                                   as a United States
                                   Senator from Indiana
                                   from 1963 to 1981. A
                                   director of ICN
                                   Pharmaceuticals, Inc.
                                   Our director since 1998
                                   and prior to that a
                                   director of SDG since
                                   1993. Member of our
                                   Compensation and
                                   Nominating Committees.
 Hans C. Mautner.............   62 Vice Chairman of our            Paired Shares: 684,196
                                   Boards since 1998 and      Percent of Paired Shares: *
                                   prior to that Chairman                        Units: 0
                                   of the Board of                   Percent of Units: --
                                   Directors and Chief
                                   Executive Officer of CPI
                                   and CRC from 1989 to
                                   1998. A director of CPI
                                   from 1973 to 1998 and of
                                   CRC from 1975 to 1998.
                                   Served as Vice President
                                   of CPI from 1972 to
                                   1973. Appointed
                                   Executive Vice President
                                   in 1973. Elected
                                   President of CPI and CRC
                                   in 1976, elected
                                   Chairman and President
                                   in 1988, and elected
                                   Chairman, President and
                                   Chief Executive Officer
                                   of CPI and CRC in 1989.
                                   Prior to joining CPI,
                                   Mr. Mautner was a
                                   General Partner of
                                   Lazard Freres. A
                                   director of Cornerstone
                                   Properties Inc. and a
                                   board member for various
                                   funds in The Dreyfus
                                   Family of Funds. Member
                                   of our Executive
                                   Committee.

                                                                Number of Paired Shares
                                      Position, Principal      (1)(2)(3) and Units, and
                                     Occupation, Business      Percent of Paired Shares
      Name and Age as of the            Experience and             (4) and Units (5)
     May 10, 2000 Meeting Date           Directorships            Beneficially Owned
     -------------------------     ------------------------   ---------------------------
 G. William Miller...........   75 Chairman of the Board            Paired Shares: 16,440
                                   and Chief Executive        Percent of Paired Shares: *
                                   Officer of G. William                         Units: 0
                                   Miller & Co. Inc., a              Percent of Units: --
                                   merchant banking firm,
                                   since 1983. A former
                                   Secretary of the U.S.
                                   Treasury and a former
                                   Chairman of the Federal
                                   Reserve Board. From
                                   January 1990 until
                                   February 1992, Chairman
                                   and Chief Executive
                                   Officer of Federated
                                   Stores, Inc., the parent
                                   company of predecessors
                                   to Federated Department
                                   Stores, Inc. Chairman of
                                   the Board and a director
                                   of HomePlace of America,
                                   Inc. A director of GS
                                   Industries, Inc.,
                                   Dresdner RCM Global
                                   Strategic Income Fund,
                                   Inc. and Repligen
                                   Corporation. Our
                                   director since 1998 and
                                   prior to that a director
                                   of SDG since 1996.
                                   Member of our Audit and
                                   Nominating Committees.
 J. Albert Smith, Jr.........   59 Managing Director of             Paired Shares: 21,000
                                   Bank One Corporation       Percent of Paired Shares: *
                                   since October 1998.                           Units: 0
                                   President of Bank One,            Percent of Units: --
                                   Indiana, NA, a
                                   commercial bank, from
                                   September 1994 until
                                   October 1998. From 1974
                                   until September 1994,
                                   President of Banc One
                                   Mortgage Corporation, a
                                   mortgage banking firm.
                                   Our director since 1998
                                   and prior to that a
                                   director of SDG since
                                   1993. Member of our
                                   Audit Committee.
 Pieter S. van den Berg......   54 Director Controller of            Paired Shares: 5,000
                                   PGGM, a Dutch pension      Percent of Paired Shares: *
                                   fund, since 1991. Our                         Units: 0
                                   director since 1998.              Percent of Units: --
 Philip J. Ward..............   51 Senior Managing                  Paired Shares: 12,802
                                   Director, Head of Real     Percent of Paired Shares: *
                                   Estate Investments, for                       Units: 0
                                   CIGNA Investments, Inc.,          Percent of Units: --
                                   a wholly-owned
                                   subsidiary of CIGNA
                                   Corporation. Member of
                                   the International
                                   Council of Shopping
                                   Centers, the Urban Land
                                   Institute, the National
                                   Association of
                                   Industrial and Office
                                   Parks and the Society of
                                   Industrial and Office
                                   Realtors. Our director
                                   since 1998 and prior to
                                   that a director of SDG
                                   since 1996. Member of
                                   our Compensation
                                   Committee.

      NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF SPG CLASS B COMMON

                                                                            Number of Paired Shares
                                                                            (1)(2)(3) and Units, and
                                     Position, Principal Occupation,                Percent
      Name and Age as of the             Business Experience and         of Paired Shares (4) and Units
     May 10, 2000 Meeting Date                Directorships                  (5) Beneficially Owned
     -------------------------     -----------------------------------   ------------------------------
 Melvin Simon................   73 Co-Chairman of the Board of the          Paired Shares: 7,374,701(6)
                                   Companies since 1998 and prior to     Percent of Paired Shares: 4.0%
                                   that Co-Chairman of the Board and a                 Units: 7,149,491
                                   director of SDG since its                     Percent of Units: 3.1%
                                   incorporation. Co-Chairman of the
                                   Board of Melvin Simon & Associates,
                                   Inc. ("MSA"),
                                   a company Mr. Simon founded in
                                   1960 with his brother, Herbert
                                   Simon. Member of our Executive
                                   Committee. (7)
 Herbert Simon...............   65 Co-Chairman of the Board of the          Paired Shares: 5,808,911(6)
                                   Companies since 1998 and prior to     Percent of Paired Shares: 3.2%
                                   that a director of SDG since its                    Units: 5,571,960
                                   incorporation. Chief Executive                Percent of Units: 2.4%
                                   Officer of SDG from its
                                   incorporation to 1995, when Mr.
                                   Simon was appointed Co-Chairman of
                                   the Board. Co-Chairman of the Board
                                   of MSA. A director of Kohl's
                                   Corporation, a specialty retailer.
                                   Member of our Compensation,
                                   Executive and Nominating
                                   Committees. (7)
 David Simon.................   38 Our Chief Executive Officer and a        Paired Shares: 3,004,342(8)
                                   director since 1998. Prior to that    Percent of Paired Shares: 1.7%
                                   Chief Executive Officer of SDG                      Units: 2,725,092
                                   since 1995 and a director of SDG              Percent of Units: 1.2%
                                   since its incorporation. President
                                   of SDG from its incorporation until
                                   1996. Executive Vice President of
                                   MSA since 1990. From 1988 to 1990,
                                   Vice President of Wasserstein
                                   Perella & Company, a firm
                                   specializing in mergers and
                                   acquisitions. The son of Melvin
                                   Simon, the nephew of Herbert Simon
                                   and a director of First Health
                                   Group Corp. Member of our Executive
                                   and Nominating Committees. (7)

      NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF SPG CLASS B COMMON
                                  (continued)

                                                                       Number of Paired Shares
                                                                      (1)(2)(3) and Units, and
                                   Position, Principal Occupation,    Percent of Paired Shares
      Name and Age as of the           Business Experience and            (4) and Units (5)
     May 10, 2000 Meeting Date              Directorships                Beneficially Owned
     -------------------------     -------------------------------   ---------------------------
 Richard S. Sokolov..........   50 Our President and Chief                Paired Shares: 435,470
                                   Operating Officer and a           Percent of Paired Shares: *
                                   director since 1998 and prior                   Units: 60,835
                                   to that a director of SDG since           Percent of Units: *
                                   1996. President and Chief
                                   Executive Officer and a
                                   director of DeBartolo Realty
                                   Corporation ("DRC")
                                   from its incorporation until it
                                   merged with SDG in 1996. Prior
                                   to that Mr. Sokolov had served
                                   as Senior Vice President,
                                   Development of EJDC since 1986
                                   and as Vice President and
                                   General Counsel since 1982. A
                                   trustee and a member of the
                                   Executive Committee of the
                                   International Council of
                                   Shopping Centers. Member of our
                                   Executive Committee.

      NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF SPG CLASS C COMMON

                                                                Number of Paired Shares
                                      Position, Principal      (1)(2)(3) and Units, and
                                     Occupation, Business      Percent of Paired Shares
      Name and Age as of the            Experience and             (4) and Units (5)
     May 10, 2000 Meeting Date           Directorships            Beneficially Owned
     -------------------------     ------------------------   ---------------------------
 Fredrick W. Petri...........   53 A partner of Petrone,            Paired Shares: 25,160
                                   Petri & Company, a real    Percent of Paired Shares: *
                                   estate investment firm                        Units: 0
                                   Mr. Petri founded in              Percent of Units: --
                                   1993, and an officer of
                                   Housing Capital Company
                                   since its formation in
                                   1994. Prior to that, an
                                   Executive Vice President
                                   of Wells Fargo Bank,
                                   where for over 18 years
                                   Mr. Petri held various
                                   real estate positions.
                                   Previously a member of
                                   the Board of Governors
                                   and a Vice President of
                                   the National Association
                                   of Real Estate
                                   Investment Trusts and a
                                   director of the National
                                   Association of
                                   Industrial and Office
                                   Park Development. Mr.
                                   Petri is also a trustee
                                   of the Urban Land
                                   Institute and the
                                   University of
                                   Wisconsin's Real Estate
                                   Center. Our director
                                   since 1998 and prior to
                                   that a director of SDG
                                   since 1996. Member of
                                   our Compensation and
                                   Audit Committees.
 M. Denise DeBartolo York....   49 Chairman of the Board of   Paired Shares: 1,321,645(9)
                                   EJDC. Previously served    Percent of Paired Shares: *
                                   EJDC as Executive Vice                Units: 1,290,439
                                   President of                       Percent of Units: *
                                   Personnel/Communications
                                   and has been associated
                                   with EJDC in an
                                   executive capacity since
                                   1975. A director of DRC
                                   from 1995 to 1996. Our
                                   director since 1998 and
                                   prior to that a director
                                   of SDG since 1996.
                                   Member of our Nominating
                                   Committee.

                NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

                                                                         Number of Paired
                                                                       Shares (1)(2)(3) and
                                                                       Units, and Percent of
                                                                       Paired Shares (4) and
                                  Position, Principal Occupation,     Units (5) Beneficially
             Name              Business Experience and Directorships           Owned
             ----              -------------------------------------- ----------------------
 James A. Napoli.............  Our Executive Vice President--Leasing.  Paired Shares: 99,683
                                                                           Percent of Paired
                                                                                   Shares: *
                                                                                    Units: 0
                                                                        Percent of Units: --
 James M. Barkley............  Our General Counsel and Secretary.     Paired Shares: 118,200
                                                                           Percent of Paired
                                                                                   Shares: *
                                                                                    Units: 0
                                                                        Percent of Units: --

              ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP(10)

                                                    Number of Paired Shares
                                                    (1)(2)(3) and Units, and
                                                  Percent of Paired Shares (4)
                                                   and Units (5) Beneficially
                                                             Owned
                                                -------------------------------
 21 Persons..................                         Paired Shares: 63,479,945
                                                Percent of Paired Shares: 27.2%
                                                              Units: 56,960,552
                                                        Percent of Units: 24.4%

--------
 * Less than one percent
(1) Includes the following Paired Shares that may be purchased pursuant to stock options that are exercisable within 60 days: David Simon--200,000; Hans C. Mautner--330,122; M. Denise DeBartolo York--3,000; Birch Bayh-- 15,000; G. William Miller--12,360; Fredrick W. Petri--12,360; J. Albert Smith, Jr.--20,000; Philip J. Ward--12,360; Robert E. Angelica--3,000; Pieter S. van den Berg--5,000; James A. Napoli--50,000; James M. Barkley-- 75,000; and all directors and executive officers as a group--1,000,702. Pursuant to an agreement with TREET, Robert E. Angelica has assigned the economic benefit of his stock options to TREET. Pieter S. van den Berg has assigned the economic benefit of his stock options to PGGM, a Dutch pension fund. Includes 68,354 Paired Shares issuable upon conversion of SPG Series B Convertible Preferred Stock, par value $.0001 per share ("SPG Series B Preferred") which are owned by Hans C. Mautner.
(2) Includes the following Paired Shares that may be received upon exchange of Units held by the following persons on March 17, 2000: David Simon-- 2,725,092; Herbert Simon--5,571,960; Melvin Simon-- 7,149,491; Richard S.
    Sokolov--60,835; M. Denise DeBartolo York--1,290,439; and all directors and executive officers as a group--56,960,552. Units held by limited partners are exchangeable either for Paired Shares (on a one-to-one basis) or for cash as selected by the Independent Directors.
(3) Includes the following restricted shares which are subject to vesting requirements: David Simon--17,062; Richard S. Sokolov--151,016; James A. Napoli--17,062; James M. Barkley--14,125; and all directors and executive officers as a group--313,971.
(4) At March 17, 2000, there were 169,998,168 shares of SPG Common, 3,200,000 shares of SPG Class B Common, 4,000 shares of SPG Class C Common and 53,271 shares of SPG Series A Preferred outstanding. Upon the occurrence of certain events, shares of SPG Class B Common and SPG Class C Common convert automatically into SPG Common (on a share-for-share basis). No officer or director beneficially owns shares of SPG Series A Preferred. These percentages assume the exercise of stock options, exchange of Units for Paired Shares and conversion of SPG Series B Preferred only by the applicable beneficial owner.
(5) At March 17, 2000, there were 233,356,305 outstanding Units of which the Companies owned, directly or indirectly, 167,914,154 or 72.0%. These percentages assume that no Units are exchanged for Paired Shares.

(6) Does not include 15,172,723 Paired Shares and Units held by Melvin Simon & Associates, Inc. and certain related persons and entities. See "PRINCIPAL STOCKHOLDERS."
(7) Messrs. Melvin Simon, Herbert Simon and David Simon are officers of the indirect general partner of SZS 33 Associates, L.P., a Delaware limited partnership ("SZS"), that filed a bankruptcy petition in the United States Bankruptcy Court for the Southern District of New York on October 12, 1998 as part of a prepackaged Chapter 11 plan (the "Plan"). The Plan was confirmed on January 13, 1999, and the assets of SZS were transferred to a creditor on February 24, 1999.
(8) Includes Units owned by trusts of which David Simon is a beneficiary.
(9) Does not include Paired Shares and Units held by EJDC and certain related persons and entities. See "PRINCIPAL STOCKHOLDERS."
(10) Includes Paired Shares and Units held by EJDC, Melvin Simon & Associates, Inc. and certain related persons and entities. See "PRINCIPAL STOCKHOLDERS."

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of voting securities of the Companies as of March 17, 2000. Unless otherwise indicated in the footnotes, shares are owned directly, and the indicated person has sole voting and investment power.

                                          SPG Common          SPG Series A
                                          Stock (1)             Preferred
                                       --------------------  ---------------
         Name and Address of           Number of             Number of
           Beneficial Owner              Shares       % (2)   Shares     %
         -------------------           ----------     -----  --------- -----
Alaska Permanent Fund Corporation.....  2,068,187(3)   1.17%  49,821   93.52%
  801 West 10th Street
  Suite 302
  Juneau, AK 99801-4100
The Edward J. DeBartolo Corporation,
 et al. (4)........................... 22,257,805(5)  11.27%       0      --
  7620 Market Street
  Youngstown, OH 44513
Kuwait Investment Authority........... 11,398,749(6)   6.43%       0      --
  Ministries Complex, Block No. 3
  Third Floor
  Kuwait--State of Kuwait
Melvin Simon & Associates, Inc., et
 al. (7).............................. 28,356,335(8)  14.00%       0      --
  115 W. Washington Street
  Indianapolis, IN 46204
Lucent Master Pension Trust........... 12,476,185(9)   7.02%   1,942    3.65%
  c/o Lucent Technologies, Inc.
  600 Mountain Avenue
  Room 7F-5618
  Murray Hill, NJ 07974-06364
PGGM.................................. 12,095,477(10)  6.89%       0      --
  Kroostweg Noord 149
  3704 EC Zeist
  The Netherlands

--------
(1) SPG Common Stock includes shares of SPG Common, SPG Class B Common and SPG Class C Common, including their respective paired proportionate beneficial ownership interests in SRC Common. Upon the occurrence of certain events, shares of SPG Class B Common and SPG Class C Common convert automatically into SPG Common (on a share-for-share basis). At the option of the holders of the SPG Series A Preferred, such shares convert into shares of SPG Common (at the rate of approximately 37.995 shares of SPG Common for each share of SPG Series A Preferred). Also assumes conversion of SPG Series B Preferred, which is convertible into SPG Common (at the rate of approximately 2.586 shares of SPG Common for each share of SPG Series B Preferred) at the option of the holders. The amounts in the table also include Paired Shares that may be issued upon the exchange of Units. Units held by limited partners are exchangeable either for Paired Shares (on a one-to-one basis) or for cash as selected by the Independent Directors.
(2) Assumes the exercise of stock options, exchange of Units for Paired Shares and conversion of SPG Series B Preferred by the subject holder only. Also assumes conversion of SPG Series A Preferred by all holders.
(3) Includes 1,892,967 shares of SPG Common issuable upon conversion of SPG Series A Preferred, 66,873 shares issuable upon conversion of SPG Series B Preferred and 108,347 outstanding shares of SPG Common.
(4) The beneficial owners of the securities are EJDC, directly or indirectly, the estate of the late Edward J. DeBartolo, members of the DeBartolo family, including Edward J. DeBartolo, Jr. and M. Denise DeBartolo York, or trusts established for the benefit of members of the DeBartolo family or partnerships in which the foregoing persons hold partnership interests.
(5) Includes 22,222,599 shares of SPG Common issuable upon exchange of Units and 4,000 outstanding shares of SPG Class C Common.
(6) Includes 9,230,932 shares of SPG Common currently outstanding and 2,167,817 shares of SPG Common issuable upon conversion of 838,273 shares of SPG Series B Preferred.
(7) This group consists of Melvin Simon & Associates, Inc. ("MSA"), a wholly owned subsidiary of MSA, Melvin Simon and Herbert Simon. MSA is owned 69% by Melvin Simon and 31% by Herbert Simon.
(8) Includes 24,187,274 shares of SPG Common issuable upon exchange of Units and 3,200,000 shares of SPG Class B Common currently held by MSA, Melvin Simon and Herbert Simon. Does not include 10,676,431 shares of SPG Common and Units held by David Simon and family trusts of the Simons over which MSA, Melvin Simon and Herbert Simon do not have voting or dispositive power.
(9) Includes 10,093,825 shares of SPG Common currently outstanding and 2,382,360 shares of SPG Common issuable upon conversion of 921,235 shares of SPG Series B Preferred.
(10) Includes 11,660,656 shares of SPG Common currently outstanding and 434,821 shares of SPG Common issuable upon conversion of 168,141 shares of SPG Series B Preferred.

                         ITEM 2--APPROVAL OF AUDITORS

   The Boards of Directors have selected Arthur Andersen LLP as our independent accountants for 2000, subject to the approval of our stockholders. Arthur Andersen LLP has served as our independent accountants since September 24, 1998 and prior to that date, served as independent accountants of SDG. Ernst & Young LLP served as independent accountants of CPI and CRC prior to September 24, 1998, the effective date of the CPI Merger. During the two most recent fiscal years preceding the CPI Merger, to the knowledge of our management, there were no disagreements or other reportable events between CPI or CRC and Ernst & Young LLP which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to refer to the matter of disagreement in its report.

   We expect that representatives of Arthur Andersen LLP will be present at the Meetings and will be available to respond to appropriate questions. They will also have an opportunity to make a statement if they desire to do so.

   The Boards of Directors unanimously recommend a vote FOR ratification of Arthur Andersen LLP as our independent accountants for the year 2000.

                            EXECUTIVE COMPENSATION

   The following table sets forth information regarding compensation paid by us and by our predecessors, SDG, CPI and CRC, during each of the last three years to our Chief Executive Officer and each of our four other most highly compensated executive officers, based on salary and bonus earned during 1999 (the "Named Executives").

                          Summary Compensation Table

                              Annual Compensation         Long-Term Compensation
                              ---------------------- --------------------------------
                                                     Restricted Securities
   Name and Principal                                  Stock    Underlying    LTIP       All Other
        Position         Year   Salary      Bonus(1) Awards(2)  Options(3) Payouts(4) Compensation(5)
   ------------------    ---- ----------    -------- ---------- ---------- ---------- ---------------
David Simon............. 1999 $  800,000    $450,000    $             --   $1,057,500   $     8,450
 Chief Executive Officer 1998    800,000          --     --           --           --         9,394
                         1997    744,489(6)  450,000     --           --           --        11,012
Hans C. Mautner......... 1999 $2,391,534    $250,000     --       62,500           --   $     6,120
 Vice Chairman           1998    626,676          --     --      237,500           --    12,197,459(7)
                         1997    550,000     375,000     --       60,000           --       119,585
Richard S. Sokolov...... 1999 $  600,000    $375,000    $             --   $  705,000   $     8,046
 President and Chief     1998    608,654          --     --           --           --        34,529
 Operating Officer       1997    522,264     250,000     --           --           --         8,302
James A. Napoli......... 1999 $  421,154    $250,000    $             --   $  293,750   $     8,800
 Executive Vice          1998    409,927     250,000     --           --           --        11,392
 President-- Leasing     1997    366,149     125,000     --           --           --        15,563
James M. Barkley........ 1999 $  355,553    $200,000    $             --   $  293,750   $     8,800
 General Counsel &       1998    334,498     200,000     --           --           --         8,800
 Secretary               1997    291,954     115,000     --           --           --        11,463

--------
(1) Bonus awards are accrued in the year indicated and paid in the following year.
(2) The number and value of the aggregate restricted stock holdings of each of the Named Executives at December 31, 1999, are as follows: David Simon-- 28,664 shares, $657,481; Hans C. Mautner--0 shares, $0; Richard S. Sokolov--184,240 shares, $4,226,005; James A. Napoli--28,664 shares, $657,481; James M. Barkley--23,680 shares, $543,160. The values are calculated by multiplying the number of restricted shares held by each Named Executive by $22.9375, the December 31, 1999 closing price of SPG Common, paired with a beneficial interest in SRC Shares, as reported by the New York Stock Exchange.
(3) For 1999 and 1998, represents number of shares of SPG Common, paired with a beneficial interest in SRC Shares.
(4) Represents the value of shares of performance-based restricted stock allocated to the Named Executives on March 23, 2000 for 1999, under the Companies' 1999 stock incentive program. These awards are subject to further vesting requirements.
(5) Represents annualized amounts of (i) employer paid contributions to the 401(k) retirement plan and (ii) company paid employee and dependent life insurance premiums. Employer contributions to the 401(k) retirement plan become vested 30% after completion of three years of service, 40% after four years and an additional 20% after each additional year until fully vested after seven years. Does not include the following dollar values of restricted stock originally granted in 1995 which vested in 1999: David Simon--$273,000; Richard S. Sokolov--$3,239,291; James A. Napoli--$273,000
    and James M. Barkley--$166,000.
(6) Includes $210,389 of salary attributable to 1997 and paid in 1998.
(7) Includes a one-time payment made by CPI immediately prior to and in connection with the CPI Merger to Hans C. Mautner of $9,700,000. Also includes forgiveness of a $2,497,459 debt relating to shares of CPI stock purchased under the CPI Employee Share Purchase Plan. Such debt was forgiven pursuant to the terms of and in connection with the CPI Merger. Does not include taxes in the amount of $2,728,322 paid by CPI on behalf of Mr. Mautner immediately prior to and in connection with the CPI Merger.

Options Granted in 1999

   The following table shows all stock options granted to the only Named Executive who was granted options in 1999.

                             OPTION GRANTS IN 1999

                                                                                          Potential
                                                                                     Realizable Value at
                                                                                       Assumed Annual
                                                                                       Rates of Stock
                                                                                     Price Appreciation
                                 Individual Grants                                     for Option Term
------------------------------------------------------------------------------------ -------------------
                         # of Securities      % of Total      Exercise or
                           Underlying      Options Granted    Base Price  Expiration
Name                       Options (1)   to Employees in 1999  ($/Share)     Date       5%       10%
----                     --------------- -------------------- ----------- ---------- -------- ----------
Hans C. Mautner.........     62,500              62.5%          24.005    9/24/2009  $943,538 $2,391,112

--------
(1) Represents number of shares of SPG Common paired with a beneficial interest in SRC shares.

Option Exercises and Year-End Values

   The following table sets forth information with respect to the unexercised stock options granted to Named Executives and held by them at December 31, 1999.

                    AGGREGATED OPTION EXERCISES IN 1999 AND
                        DECEMBER 31, 1999 OPTION VALUES

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                                     Options at          In-the-Money Options at
                           Shares               December 31, 1999(1)      December 31, 1999(2)
                          Acquired    Value   ------------------------- -------------------------
          Name           on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------- ----------- ------------- ----------- -------------
David Simon.............      --        --      200,000           --     $137,500         --
Hans C. Mautner.........      --        --      330,122      220,834           --         --
Richard S. Sokolov......      --        --           --           --           --         --
James A. Napoli.........      --        --       50,000           --       34,375         --
James M. Barkley........      --        --       75,000           --       51,563         --

--------
(1) Represents number of shares of SPG Common paired with a beneficial interest in SRC Shares.
(2) The closing price of the SPG Common, paired with a beneficial interest in SRC Shares, as reported by the New York Stock Exchange on December 31, 1999 was $22.9375. Value is calculated on the basis of the difference between the exercise price and $22.9375, multiplied by the number of shares of Common Stock underlying "in-the-money" options.

Long-Term Incentive Plan Awards

   The following table shows the LTIP grants made to the Named Executives for the performance period January 1, 1999 through December 31, 2000.

             LONG-TERM INCENTIVE PLANS--GRANTS IN LAST FISCAL YEAR

                                                   Performance
                                                    or Other   Estimated Future
                                                     Period      Payouts under
                                 Number of Shares,    Until        Non-Stock
                                  Units or Other   Maturation  Price-Based Plans
              Name                  Rights (1)      or Payout   Target (2) (#)
              ----               ----------------- ----------- -----------------
David Simon.....................      45,000          1999          45,000
                                      60,000          2000          60,000
Hans C. Mautner.................          --            --              --
                                          --            --              --
Richard S. Sokolov..............      30,000          1999          30,000
                                      30,000          2000          30,000
James A. Napoli.................      12,500          1999          12,500
                                      12,500          2000          12,500
James M. Barkley................      12,500          1999          12,500
                                      12,500          2000          12,500

--------
(1) Represents shares of performance-based restricted stock allocated to the Named Executives during 1999 under a two-year stock incentive program established in 1999. The allocated restricted shares may be earned in each of the two years of the program only if the Companies attain annual and cumulative targets for growth in Funds From Operations. Earned shares vest ratably over four years.
(2) Also represents the threshold and maximum payouts possible under the program.

Employment Agreements

   Employment Agreement with Hans C. Mautner. Hans C. Mautner is a party to an employment agreement with SPG (the "Mautner Agreement"). The Mautner Agreement has a term ending September 24, 2003. Under the Mautner Agreement, Mautner receives an annual base salary of $762,000 and is eligible to receive an annual bonus in an amount up to 135% of his annual base salary. The severance provisions in the Mautner Agreement provide that, in the event Mautner is terminated by SPG other than for "Cause", death or disability, or by Mautner for "Good Reason" (as those terms are defined in the Mautner Agreement), SPG will pay Mautner an amount equal to the product of three times the sum of (i) Mautner's then annual base salary and (ii) his then annual bonus and will contribute an amount to the CPI Supplemental Executive Retirement Plan, as amended and restated effective as of August 1, 1997 equal to 33% of the sum of his annual base salary and bonus, as well as continue to provide certain employee benefits. In addition, all then outstanding unvested options granted to Mautner shall become immediately vested and exercisable and remain exercisable for their original term. In addition, in accordance with the Mautner Agreement, SPG granted to Mautner on September 24, 1999, options to acquire 62,500 shares of SPG Common with an option price equal to the fair market value of such stock on the date of grant. Such option vests in installments within three years of the date of grant.

   The Mautner Agreement contains a golden parachute excise tax gross-up provision, under which Mautner will be entitled to be made whole on excise taxes imposed under Section 4999 of the Code.

   Employment Agreement with Richard S. Sokolov. Richard S. Sokolov is a party to an employment agreement with SPG (the "Sokolov Agreement"). The Sokolov Agreement has an initial term which ended August 9, 1997 and provides for two automatic one-year extensions of the term unless either party gives the other party notice that the term will not be extended. The Sokolov Agreement was extended for one additional year during 1999, to August 9, 2000. Under the Sokolov Agreement, Sokolov receives an annual base salary of $508,500, subject to annual review and adjustment, and is eligible to receive a cash bonus of up to 75% of his base salary.

   The severance provisions in the Sokolov Agreement provide that, in the event Sokolov is terminated by SPG other than for "Cause", death or disability, or by Sokolov for "Good Reason" (as those terms are defined in the Sokolov Agreement), SPG will pay Sokolov an amount equal to the sum of all accrued and unpaid base salary plus one-year's then current base salary and bonus, and accelerate the vesting of his unearned restricted stock grants.

Option Plans

   General. During 1999, SPG maintained one option plan, the 1998 Stock Incentive Plan (the "1998 Plan"). SPG maintained two option plans, the Employee Stock Plan (the "1993 Plan") and the Director Stock Option Plan (the "Director Plan") until September 24, 1998, the effective date of the CPI merger. CPI maintained its 1993 Share Option Plan (the "CPI Option Plan" and, together with the 1998 Plan, the 1993 Plan and the Director Plan, the "Option Plans") until September 24, 1998. All options outstanding and not exercised under the 1993 Plan, the Director Plan and the CPI Option Plan have been converted to similar awards under the 1998 Plan. Under the 1998 Plan, a maximum of 6,300,000 paired shares of common stock (subject to adjustment) are available for issuance to eligible officers, key employees, "Eligible Directors", advisors and consultants for positions of substantial responsibilities with the Companies. "Eligible Directors" are directors of SPG who are not employees of the Companies or our affiliates. All officers, key employees, advisors and consultants of the Companies and our affiliates (except for Melvin Simon and Herbert Simon) and all Eligible Directors are eligible to receive grants under and participate in the 1998 Plan. In addition, Eligible Directors receive automatic grants, as described below.

   The 1998 Plan is administered by the Compensation Committee of the SPG Board (the "Committee"). During the ten-year period following the adoption of the 1998 Plan, the Committee may make the following types of grants: incentive stock options ("ISOs") within the meaning of section 422 of the Code, "nonqualified stock options" ("NQSOs" and together with ISOs, "Options"), stock appreciation rights ("SARs"), performance units and shares of restricted or unrestricted SPG Common. Each share of SPG Common issued under the 1998 Plan, whether issued directly, or through the exercise of an Option, will be paired with a beneficial interest in SRC Shares.

   Discretionary Grants. The terms and conditions of Options, SARs and restricted stock granted under the 1998 Plan are set out in written agreements which will contain such provisions as the Committee from time to time deems appropriate.

   The terms of Options granted under the 1998 Plan are generally determined by the Committee within the terms of the 1998 Plan. The exercise price for any Option may not be less than the fair market value of a paired share on the date of grant. No Option will be exercisable after the expiration of ten years from the date of its grant. The 1998 Plan provides that, unless otherwise determined by the Committee, Options generally vest 40% on the first anniversary of the date of grant, an additional 30% on the second anniversary of the date of grant and become 100% vested three years after the date of grant. The Option exercise price may be paid (i) by certified or official bank check, (ii) in the discretion of the Committee, by personal check, (iii) in shares of SPG Common owned by the optionee for at least six months and which have a fair market value on the date of exercise equal to the exercise price,
(iv) in the discretion of the Committee, by delivery of a promissory note and agreement providing for payment with interest on any unpaid balance, (v) through a brokered exercise, (vi) by any combination of the above, or (vii) by any other means permitted by the Committee, in its discretion.

   A SAR may be granted in connection with all or any part of an Option granted under the 1998 Plan or may be granted independent of any Option. SARs granted in connection with an Option will become exercisable and lapse according to the same vesting schedule and lapse rules that are established for the corresponding Option. SARs granted independent of any Option will vest and lapse according to the terms and conditions set by the Committee. A SAR will entitle its holder to be paid an amount equal to the excess of the fair market value of the SPG Common subject to the SAR on the date of exercise over the exercise price of the related Option, in the case of a SAR granted in connection with an Option, or the fair market value of the paired shares of common stock subject to the SAR on the date of exercise over the fair market value on the date of grant in the case of a SAR granted independent of an Option.

   Subject to the discretion of the Committee, certificates representing restricted stock earned and awarded may (i) be issued to a grantee bearing an appropriate legend specifying that such shares are subject to restrictions or
(ii) be held in escrow until the end of the restricted period set by the Committee. During the restricted period, restricted stock will be subject to transfer restrictions and forfeiture in the event of termination of employment with the Companies or any of our affiliates and such other restrictions and conditions established by the Committee at the time the restricted stock is granted.

   To the extent deemed necessary and desirable by the Committee, the terms and conditions of performance unit awards granted under the 1998 Plan will be set out in written agreements. Performance unit awards provide for future payment of cash, or any other equivalent consideration deemed appropriate by the Committee, to the grantee upon the attainment of certain "Performance Goals" (as defined in the 1998 Plan) established by the Committee over specified periods. At the end of each performance award period, the Committee decides the extent to which the Performance Goals have been attained and the amount of cash, or other consideration, to be distributed to the grantee.

   Automatic Grants For Eligible Directors. The 1998 Plan provides for automatic grants of Options ("Director Options") to Eligible Directors. Upon the first day of the first calendar month following the month in which any person first becomes an Eligible Director, such person will be automatically granted without further action by the SPG Board, a Director Option to purchase 5,000 paired shares of common stock (an "Initial Award"); provided, however, that an Eligible Director who previously served as a director of SDG or CPI shall not receive an Initial Award. Thereafter, on the date of each SPG annual meeting of stockholders (the "Annual Meeting") held after January 1, 1999, each Eligible Director who continues as an Eligible Director will automatically be granted each year, without further action by the SPG Board, a Director Option to purchase 3,000 shares multiplied by the number of calendar years that have elapsed since such person's last election to the Board of Directors (the "Annual Award"); provided, however, that if any person becomes an Eligible Director during the 60-day period prior to the Annual Meeting in any year, then such Eligible Director will not receive the Annual Award.

   The exercise price per share of Director Options is 100% of the fair market value of the paired shares of common stock on the date the Director Option is granted. All Director Options shall become vested and exercisable on the first anniversary of the date of grant or such earlier time in the event of a "Change in Control" (as defined in the 1998 Plan). Upon termination of any person's service as an Eligible Director, all Director Options granted will expire 30 days following the date of termination.

   Stock Incentive Programs. Under a five-year stock incentive program established in 1995, an aggregate of 1,000,000 restricted shares were allocated in March 1995 to a total of 50 executive officers and key employees. A percentage of the total number of restricted shares allocated, ranging from 15% to 25%, were earned in the years of the program in which the Companies attained annual and cumulative targets for growth in Funds From Operations.

   During 1999, a two-year stock incentive program was created in which Options to purchase an aggregate of 1,595,000 paired shares of common stock and an aggregate of 2,556,250 restricted shares were allocated to a total of 206 executive officers and employees. Options allocated under the 1999 stock incentive program will be granted only if the Companies attain annual and cumulative targets for growth in Funds From Operations for a specific year and then will only become exercisable over a three year period from the date of grant. The exercise price per share of the Options will be the fair market value of the paired shares of common stock on the date of grant and all Options will expire 10 years from the date of grant. The allocated restricted shares may be earned in each of the two years of the program only if the Companies attain the specified targets for growth in Funds From Operations.

   The determination of whether the Companies have achieved their targets for a particular year is made in March of the following year (the "Determination Date") and, to the extent the targets have been achieved, a portion of the allocation of shares of restricted stock is deemed to be earned and is awarded as of the

Determination Date. Options allocated under the 1999 stock incentive program will be granted as of the Determination Date and are subject to further vesting requirements after the date of grant. Although the participant is entitled to vote all restricted shares that are earned and receive distributions on restricted shares as of the Determination Date, restricted shares that are earned vest in four installments of 25% each on January 1 of each year following the year in which the Determination Date occurs. The participant must continue to be employed on the day prior to the vesting date to receive the awards, otherwise the awards are forfeited.

Incentive Bonus Plan

   The Incentive Bonus Plan (the "Bonus Plan") is intended to provide senior executives and key employees with opportunities to earn incentives based upon the performance of the Companies, the participant's business unit and the individual participant. At the beginning of a year, the Committee specifies the maximum incentive pool available for distributions and approves performance measures for each participant and three levels of performance that must be attained in order to trigger the award of the bonuses. Each participant's bonus award for the year is expressed as a percentage of base salary, a fixed dollar amount, or a percentage of the available incentive pool. Bonus amounts for each year are determined in the following February with disbursement in March.

Deferred Compensation Plan

   The Companies have a non-qualified deferred compensation plan (the "Deferred Compensation Plan") that provides deferred compensation to certain executives and key employees. Under the Deferred Compensation Plan, a participant may defer all or a part of his compensation. SPG, at its discretion, may contribute a matching amount equal to a rate selected by SPG, and an additional incentive contribution amount on such terms as SPG may specify. All participant deferrals and matching and incentive contributions are credited to a participant's account and remain general assets of SPG. A participant's elective deferrals are fully vested. Except in the case of death or disability of the participant or insolvency or a change in control of SPG, a participant becomes vested in matching and incentive contributions 20% after one year of service and an additional 20% for each year thereafter. Upon death or disability of the participant or insolvency or a change in control of SPG, a participant becomes 100% vested in his account.

   All contributions under the Deferred Compensation Plan are deposited in what is commonly referred to as a "rabbi trust" arrangement pursuant to which the assets of the trust are subject to the claims of SPG's general creditors in the event of SPG's insolvency. The trust assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals and vested matching contributions are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant or a change in control of SPG.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General Principles

   As a general matter, the Companies have adopted a compensation philosophy which embraces the concept of pay-for-performance. The Companies' strategy is to link executive management compensation with the Companies' performance and stockholder return and to reward management for results that are consistent with the key goals of the Companies. This is described further below under "1999 Executive Officer Compensation." The Companies believe that their compensation program attracts result-oriented employees and motivates them to achieve higher levels of performance.

   It is the Companies' policy to establish executive officer base salary at levels which are competitive in relation to comparable real estate investment trusts ("REITs"), while providing significant additional compensation opportunities through programs which are linked directly to Company performance.

1999 CEO Compensation

   David Simon was paid a base salary of $800,000 for 1999 and received a bonus of $450,000 in March 2000 with respect to 1999 performance. David Simon was allocated an aggregate of 200,000 Options and 105,000 restricted shares under the 1999 stock incentive program. Of these, 75,000 Options were granted in March 2000 and 45,000 restricted shares were earned and awarded because the Companies met their targets for growth in Funds From Operations for 1999. These awards are subject to further vesting requirements. Based on information provided by third parties, management believes that David Simon's total compensation in 1999 was in the 48th percentile for chief executive officers of a peer group of REITs.

1999 Executive Officer Compensation

   The Companies compensate their executive officers through four principal elements, the third and fourth of which are intended to link executive compensation more directly to increases in value of the Paired Shares:

  . Base Pay. Base pay is determined through a review and analysis of peers in the REIT industry in order to determine reasonable and competitive compensation levels.

  . Bonus Plan. Under the Bonus Plan, participants have opportunities to participate in an incentive pool depending upon performance of the Companies, the participant's business unit and the individual participant. Bonuses of $2,010,000 were paid in 2000 to the eleven (11) eligible executive officers with respect to 1999 performance. See "EXECUTIVE COMPENSATION--Incentive Bonus Plan."

  . Option Plan. At December 31, 1999, nine (9) eligible executive officers held vested options to acquire an aggregate of 917,622 shares that were previously granted under the Option Plans. Two (2) eligible executive officers hold no vested options and two executive officers are not eligible to receive option grants.

  . Stock Incentive Program. Under the 1999 stock incentive program, allocations of Options and restricted shares are earned if the performance-based goals of the program are met. 295,000 Options and 154,500 restricted shares allocated to the eleven (11) eligible executive officers for 1999 were earned as of March 2000 because the Companies met the target for growth in Funds From Operations for 1999. These awards are subject to further vesting requirements. Two (2) executive officers are not eligible to receive shares under the Stock Incentive Program. See "EXECUTIVE COMPENSATION--Option Plans--Stock Incentive Programs." The Companies believe that each element of their executive compensation program attracts results-oriented individuals and motivates them to achieve levels of performance which are consistent with the performance goals of the Companies and their stockholders.

                          The Compensation Committee:

                           Philip J. Ward, Chairman
          Robert E. Angelica                         Birch Bayh
             Herbert Simon                        Fredrick W. Petri

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Other than Herbert Simon, who is a Co-Chairman of the Board of the Companies, no member of the Compensation Committee during 1999 was an officer, employee or former officer of the Companies or any of their subsidiaries or had any relationship requiring disclosure herein pursuant to SEC regulations. No executive officer of the Companies served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure herein pursuant to SEC regulations.

                               PERFORMANCE GRAPH

   The following line graph compares the percentage change in the cumulative total shareholder return on the Paired Shares from December 31, 1994 through December 31, 1999 (the period from December 31, 1994 through September 24, 1998 represents common stock of Simon DeBartolo Group, Inc.) as compared to the cumulative total return of the S&P Composite--500 Stock Index and the NAREIT Equity REIT Total Return Index for the period December 31, 1994 through December 31, 1999. The graph assumes an investment of $100 on December 31, 1994, a reinvestment of dividends and actual increase of the market value of the Paired Shares relative to an initial investment of $100. The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Paired Shares.

                          12/31/94 12/31/95 12/31/96 12/31/97 12/31/98 12/31/99
                          -------- -------- -------- -------- -------- --------
Simon Property Group,
 Inc.....................  100.00   106.58   147.97   166.57   155.03   134.85
NAREIT Equity REIT Total
 Return Index............  100.00   115.27   155.92   187.51   154.69   147.54
S&P 500..................  100.00   137.43   168.98   225.37   289.78   350.72


                       [PERFORMANCE GRAPH APPEARS HERE]

                             CERTAIN TRANSACTIONS

Transactions with the Simons

   SPG has entered into noncompetition agreements with Melvin Simon, Herbert Simon and David Simon (collectively, the "Simons"), all of whom are executive officers of the Companies. Pursuant to such agreements and except as set forth below, Melvin Simon and Herbert Simon are prohibited from engaging in the shopping center business in North America other than through SPG or as passive investors until the later of (i) December 20, 2003, or (ii) the date that they are no longer directors or officers of SPG, and David Simon is prohibited from engaging in the shopping center business in North America other than through SPG and, with certain exceptions, for two years thereafter if he resigns or is terminated for cause. These restrictions will not prohibit Melvin Simon, Herbert Simon or David Simon from owning an interest in the properties in which the Simons previously owned an interest that were not contributed to the predecessor of SPG in 1993 (the "Excluded Properties") and in M.S. Management Associates, Inc. (the "Management Company"), and serving as directors and officers of the Management Company. It is anticipated that such commitments will not, in the aggregate, involve a material amount of time, but no assurance can be given in this regard. In addition, Melvin Simon and Herbert Simon may pursue other investment activities in which they are currently engaged.

   The Simons continue to own, in whole or in part, the Excluded Properties. The Management Company has entered into management agreements with the partnerships that hold the Excluded Properties, some of which agreements were not negotiated on an arms-length basis. Management believes, however, that the terms of such management agreements are fair to the Companies.

   The Simons and certain of their family members may from time to time and are permitted by the Companies' conflicts of interest policies to invest in tenants in shopping centers owned in whole or in part by the Companies or our affiliates, provided that (1) such investment does not exceed 25% of the outstanding equity capital of any such tenant, (2) the Simon family has no right to participate in the day to day management of any such tenant and (3) any lease transaction between the Companies, Simon Property Group, L.P. (the "Operating Partnership") and our respective affiliates and the tenant in which an investment has been made by a member of the Simon family is an arm's length transaction providing for payment of prevailing market rents. As of December 31, 1999, members of the Simon family or entities controlled by them have investments in four tenants in shopping centers owned in whole or in part by SPG. The investments and the leases were entered into on terms consistent with the conflicts of interest policies set forth above. Such an investment may cause income from the applicable tenant to be nonqualifying income for purposes of one of the tests for SPG's qualification as a REIT for federal income tax purposes. In this regard, rent received from a tenant will not be qualifying income if SPG, or an owner of ten percent or more of SPG, directly or constructively owns ten percent or more of the tenant. Management believes that the amount of nonqualifying income due to these investments under the foregoing income test does not, and future investments by the Simons will not, adversely impact SPG's qualification as a REIT.

Management Company

   The Management Company manages regional malls and community shopping centers not wholly-owned by the Operating Partnership and certain other properties and also engages in certain property development activities. Of the outstanding voting common stock of the Management Company, 95% is owned by the Simons, which will enable the Simons to control the election of the board of directors of the Management Company. The Operating Partnership owns common stock representing 80% of the value of the outstanding stock of the Management Company, all of the outstanding participating preferred stock of the Management Company and a mortgage note of the Management Company, which entitles SPG to more than 90% of the anticipated after-tax economic benefits, in the form of dividends and interest, of the Management Company. The Management Company must receive the approval of a majority of the Independent Directors in order to provide services for any property not currently managed by the Management Company unless SPG owns at least a 25% interest in such property. The Management Company has agreed with SPG that, if in the future SPG is permitted by applicable tax law and regulations to conduct any or all of the activities that are now being conducted by the Management Company, the Management Company will not compete with SPG with respect to new or renewal business of this nature.

Other Transactions

   The Operating Partnership leases office space in Ohio from 7655 Corporation, an affiliate of EJDC, pursuant to a lease dated as of January 1, 1999 (the "Lease"). Ms. DeBartolo York, one of our directors, serves as Chairman of the Board of EJDC and has been associated with EJDC in an executive capacity since 1975.

   Phillip J. Ward, one of our directors, is the Head of Real Estate Investments for CIGNA Investments, Inc., which has, or its affiliates have, made mortgage loans to us or our affiliates, or entities in which we have an interest, totaling approximately $450.6 million as of December 31, 1999. These loans are considered to be arm's length agreements.

   J. Albert Smith, another of our directors, is a Managing Director of Bank One Corporation. Bank One Corporation is a participating lender in our $1.25 billion revolving credit facility with a $76.5 million lending commitment, or 6.1% of the total facility.

                                 ANNUAL REPORT

   Our Annual Report for the year ended December 31, 1999, including financial statements audited by Arthur Andersen LLP, independent accountants, and their report thereon, is being mailed with this Proxy Statement. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 1999, will be sent to any stockholder, without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to Shelly J. Doran, Simon Property Group, Inc., Investor Relations, P. O. Box 7033, Indianapolis, Indiana 46207.

                 STOCKHOLDER PROPOSALS AT 2001 ANNUAL MEETING

   The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2001 annual meetings of stockholders is December 4, 2000. SPG must receive notice of any other stockholder proposals between February 9, 2001 and March 11, 2001, as more fully set forth in our By-laws. In the event that the 2001 annual meeting of stockholders is called for a date that is not within thirty (30) days before or after May 10, 2001, in order to be timely, we must receive notice by the stockholder not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, as well as the advance notification requirements set forth in our By-Laws. A copy of the advance notification requirements may be obtained from James M. Barkley, General Counsel and Secretary, Simon Property Group, Inc., 115 West Washington Street, Indianapolis, Indiana 46204.

                 PROXY SOLICITED BY THE BOARDS OF DIRECTORS OF
                        SIMON PROPERTY GROUP, INC. AND
                         SPG REALTY CONSULTANTS, INC.

                                For use at the
                     Annual Meetings of Stockholders to be
                             Held on May 10, 2000

     The undersigned holder of shares of common stock of Simon Property Group, Inc., ("SPG"), which are paired with a fractional interest in shares of common stock of SPG Realty Consultants, Inc. ("SRC" and with SPG, the "Companies") hereby appoints Herbert Simon and David Simon, and each of them, with power of substitution to each, to vote all shares of common stock which the undersigned is entitled to vote at the annual meetings (the "SPG Annual Meeting") and (the "SRC Annual Meeting") of stockholders to be held at The Embassy Suites Hotel, 110 West Washington Street, Indianapolis, Indiana on May 10, 2000 at 10:00 a.m. (Indianapolis time) and at every adjournment or postponement thereof and otherwise to represent the undersigned at this meeting with all powers possessed by the undersigned if present at the annual meetings, hereby revoking all prior proxies on the matters set forth, as indicated on the reverse side. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Joint Proxy Statement.


Election of SPG Directors, Nominees: (01) Robert E. Angelica, (02) Birch Bayh,
(03) Hans C. Mautner, (04) G. William Miller, (05) J. Albert Smith, Jr., (06) Pieter S. van den Berg, and (07) Philip J. Ward

Election of SRC Directors, Nominees: (08) Robert E. Angelica, (09) Birch Bayh,
(10) Hans C. Mautner, (11) G. William Miller, (12) Fredrick W. Petri, (13) Melvin Simon, (14) Herbert Simon, (15) David Simon, (16) J. Albert Smith, Jr.,
(17) Richard S. Sokolov, (18) Pieter S. van den Berg, (19) Philip J. Ward, and
(20) M. Denise DeBartolo York

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees in proposal 1 and for proposal 2.

--------------------------------------------------------------------------------
                       ----  FOLD AND DETACH HERE  ----

[_] Please mark your
    votes as in this
    example.

    The SPG and SRC Boards of Directors recommend a vote FOR the election of the nominees in proposal 1 and a vote FOR proposal 2.

1.  ELECTION         FOR     WITHHELD                                    2. Ratification of the appointment of Arthur Andersen LLP
    OF SPG/SRC       [_]        [_]                                         as independent accountants for the fiscal year ending
    DIRECTORS                                                               December 31, 2000; and
    (See Reverse)
VOTE FOR, except withhold from the following numbered nominee(s):                       FOR    AGAINST    ABSTAIN
                                                                                        [_]      [_]        [_]
-----------------------------------------------
                                                                         3. In their discretion, the proxies are authorized to vote upon such other matters (none known at the time of this
                                                                            proxy) as may properly come before the annual meetings
                                                                            or any adjournment or postponement thereof.



                                                                                The signer hereby revokes all proxies heretofore
                                                                                given by the signer to vote at the SPG/SRC Annual
                                                                                Meetings or any adjournments or postponements
                                                                                thereof. Please sign exactly as your name appears
                                                                                hereon. Joint owners should each sign. When signing
                                                                                as attorney, executor, administrator, trustee or
                                                                                guardian, please give full title as such.


                                                                                ___________________________________________________

                                                                                ___________________________________________________
                                                                                  SIGNATURE(S)                             DATE
-----------------------------------------------------------------------------------------------------------------------------------
                                                 ----  FOLD AND DETACH HERE  ----

                             SIMON PROPERTY GROUP

Dear Stockholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

     To Vote by Telephone:
     ---------------------
     Using a touch-tone phone call Toll-free:    1-877-PRX-VOTE (1-877-779-8683)

     To Vote by Internet:
     --------------------
     Log on to the Internet and go to the website: http://www.eproxyvote.com/SPG
     Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                       THANK YOU FOR VOTING YOUR SHARES
                            YOUR VOTE IS IMPORTANT!

 Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.